EXHIBIT 4.1

DEPOSIT AGREEMENT

     THIS DEPOSIT AGREEMENT, dated as of ___, 2005 (this “Deposit Agreement”), is entered into by and among COLONIAL PROPERTIES TRUST, an Alabama real estate investment trust, EQUISERVE TRUST COMPANY, N.A., a national banking association, EQUISERVE, INC., a Delaware corporation, and all holders from time to time of Receipts (as hereinafter defined) issued hereunder. EquiServe Trust Company, N.A., and EquiServe, Inc. may be referred to individually and collectively herein as the “Depositary.”

WITNESSETH:

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of the Company’s Preferred Shares (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing a fractional interest in the Preferred Shares deposited;

     WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of October 25, 2004, as amended by an Amendment No. 1 to the Agreement and Plan of Merger, dated as of January 24, 2005 (as so amended, the “Merger Agreement”), pursuant to which Cornerstone Realty Income Trust, Inc. (“Cornerstone”), will be merged (the “Merger”) into CLNL Acquisition Sub LLC, a wholly owned subsidiary of the Company (the “Merger”) and each common share of Cornerstone will be converted into the right to receive either a number of Colonial Common Shares (as hereinafter defined) or a number of Depositary Shares (as hereinafter defined); and

     WHEREAS, the Depositary has been appointed as exchange agent for the purpose of exchanging certificates representing common shares of Cornerstone for Colonial Common Shares and Depositary Shares in accordance with the Merger Agreement, pursuant to a Exchange Agent Agreement dated as of February ___, 2005 by and among the Company, EquiServe Trust Company, N.A. and EquiServe, Inc. (the “Exchange Agent Agreement”).

     NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

ARTICLE I

DEFINITIONS

     The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

     SECTION 1.01. “Aggregate Ownership Limit” shall have the meaning set forth in Section 6.7(a)(3) of the Company’s Declaration of Trust.

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     SECTION 1.02. “Articles Supplementary” shall mean the Articles Supplementary classifying 70,000 Preferred Shares as 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share, filed with the Office of the Judge of Probate of Jefferson County, Alabama establishing the Preferred Shares as a series of Preferred Shares of the Company.

     SECTION 1.03. “Common Shares” shall mean the Company’s common shares of beneficial interest, par value $.01 per share.

     SECTION 1.04. “Company” shall mean Colonial Properties Trust, an Alabama real estate investment trust, and its successors.

     SECTION 1.05. “Corporate Office” shall mean the corporate office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 150 Royall Street, Mail Stop: 45-02-62, Canton, Massachusetts 02021, Attn: Client Administration.

     SECTION 1.06. “Declaration of Trust” shall mean the Declaration of Trust of the Company, as amended and supplemented from time to time.

     SECTION 1.07. “Deposit Agreement” shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

     SECTION 1.08. “Depositary” shall mean EquiServe Trust Company, N.A., and EquiServe, Inc., in each case a company or corporation having its principal office in the United States, and any successor as depositary hereunder.

     SECTION 1.09. “Depositary Share” shall mean a fractional interest equal to 1/100 of one Preferred Share deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such Preferred Share and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Share represented by such Depositary Share, including the dividend and distribution, voting, redemption and liquidation rights contained in the Articles Supplementary.

     SECTION 1.10. “Depositary’s Agent” shall mean one or more agents appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

     SECTION 1.11. “Preferred Shares” shall mean the Company’s 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share, heretofore validly issued, fully paid and nonassessable.

     SECTION 1.12. “Preferred Shares Ownership Limit” shall have the meaning set forth in Section 6.7(a)(14) of the Company’s Declaration of Trust.

     SECTION 1.13. “Receipt” shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.

     SECTION 1.14. “record date” shall mean the date fixed pursuant to Section 4.04.

     SECTION 1.15. “record holder” or “holder” as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

     SECTION 1.16. “Registrar” shall mean EquiServe Trust Company, N.A., EquiServe, Inc. or any bank or trust company appointed to register ownership and transfers of Receipts or the deposited Preferred Shares, as the case may be, as herein provided.

     SECTION 1.17. “Securities Act” shall mean the Securities Act of 1933, as amended.

     SECTION 1.18. “Transfer Agent” shall mean EquiServe Trust Company, N.A., EquiServe, Inc. or any bank or trust company appointed to transfer the Receipts or the deposited Preferred Shares, as the case may be, as herein provided.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES, EXECUTION
AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

     SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as are represented by the surrendered temporary Receipt or Receipts, and the Depositary shall cancel such surrendered temporary Receipts. Such exchange and cancellation shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Shares deposited, as definitive Receipts.

     Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided that if a Registrar (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

     Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

     Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Company or to comply with any applicable law or regulation or with the rules and regulations of any securities exchange or interdealer quotation system upon which the Preferred Shares, the Depositary Shares or the Receipts may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case as directed by the Company.

     Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, the exercise of any redemption or voting rights or to any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 2.02. Deposit of Preferred Shares; Execution and Delivery of Receipts in Respect Thereof. Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing ___Preferred Shares to be issued pursuant to the Merger Agreement and the Exchange Agent Agreement (the “Merger Preferred Shares”). From time to time the Company shall deliver to the Depositary such additional certificate or certificates evidencing additional Preferred Shares, in each case properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, including the resolutions of the Board of Trustees of the Company, as certified by the Secretary or any Assistant Secretary of the Company on the date thereof as being complete, accurate and in effect, relating to issuance and sale of the Preferred Shares, (ii) a reliance letter of counsel to the Company permitting the Depositary to rely on such counsel’s opinions relating to (A) the existence and good standing of the Company, (B) the due authorization of the Depositary Shares and the status of the Preferred Shares represented by the Depositary Shares as validly issued, fully paid and non-assessable, and (C) the effectiveness under the Securities Act of the registration statement relating to the Depositary Shares, and (iii) a written letter of instruction of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Shares; provided however, that (I) no such written letter of instruction shall be required with respect to the Depositary Shares representing the Merger Preferred Shares (the “Merger Depositary Shares”) and (II) the Depositary shall execute and deliver to, or upon the written order of, the person or persons entitled to receive such Receipts for the Merger Depositary Shares pursuant to the Exchange Agent Agreement. The Depositary agrees to hold the deposited Preferred Shares in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Preferred Shares deposited hereunder and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Shares held by it by notation, book-entry or other appropriate method.

     If required by the Depositary, Preferred Shares presented for deposit by the Company at any time, whether or not the register of shareholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any distribution or right to subscribe for additional Preferred Shares or to receive other property that any person in whose name the Preferred Shares are or have been registered may thereafter receive upon or in respect of such deposited Preferred Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

     Upon receipt by the Depositary of a certificate or certificates for Preferred Shares deposited hereunder, together with the other documents specified above, and upon registering such Preferred Shares in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02 (or, in the case of Receipts for the Merger Depositary Shares, to, or upon the order of, the person or persons entitled to receive such Receipts pursuant to the Exchange Agent Agreement), a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Shares so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person; provided however, that delivery of Receipts for the Merger Depositary Shares shall be made pursuant to the Exchange Agency Agreement.

     Other than in the case of splits, combinations or other reclassifications affecting the Preferred Shares, or in the case of dividends or other distributions of Preferred Shares, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Shares as set forth in the Articles Supplementary, as such may be amended.

     The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

     SECTION 2.03. Redemption of Preferred Shares for Cash.(A) Whenever the Company shall elect to redeem deposited Preferred Shares for cash in accordance with the provisions of the Articles Supplementary, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 days’ prior written notice of the date of such proposed redemption and of the number of such Preferred Shares held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Articles Supplementary, plus the amount, if any, of accrued and unpaid dividends thereon ending on or prior to the date of such redemption . The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Preferred Shares and Depositary Shares (the “redemption date”), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as shown on the records of the Depositary. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the sufficiency of notice or validity of the proceedings for redemption with respect to the other holders, except as to a holder to whom notice was defective or not given. Any notice which has been mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. The Company shall provide the Depositary with such notice, and each such notice shall state: (i) the redemption date; (ii) the redemption price per Depositary Share (as set forth below), plus the amount, if any, of accrued and unpaid dividends thereon ending on or prior to the redemption date; (iii) the number of deposited Preferred Shares and Depositary Shares to be redeemed; (iv) if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (v) the place or places where Receipts evidencing the Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; and (vi) that from and after the redemption date dividends in respect of the Preferred Shares represented by the Depositary Shares to be redeemed will cease to accrue. If fewer than all of the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be redeemed pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable manner as prescribed by the Company’s Board of Trustees that will not result in a violation of either the Preferred Shares Ownership Limit or the Aggregate Ownership Limit.

     (B) Whenever the Company shall be required to redeem all of the deposited Preferred Shares for cash upon a Change in Control (as defined in the Articles Supplementary) in accordance with the provisions of the Articles Supplementary, it shall (unless otherwise agreed in writing with the Depositary) give notice to the Depositary within 15 days after the occurrence of the Change of Control of the date of such redemption and of the applicable redemption price, as set forth in the Articles Supplementary, plus the amount, if any, of accrued and unpaid dividends thereon ending on or prior to the date fixed for redemption. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Shares to be redeemed, within 15 days after the occurrence of the Change in Control, to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. No failure to give such notice or any defect thereto or in the mailing thereof, to any particular holder, shall affect the sufficiency of notice or validity of the proceedings for redemption with respect to the other holders, except as to a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder received the redemption notice. The Company shall provide the Depositary with such notice, and each such notice shall state: (i) the redemption date; (ii) the redemption price per Depositary Share (as set forth below), plus the amount, if any, of accrued and unpaid dividends thereon ending on or prior to the redemption date; (iii) the place or places where Receipts evidencing the Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; and (iv) that from and after the redemption date dividends in respect of the Preferred Shares represented by the Depositary Shares to be redeemed will cease to accrue.

     (C) In the event that notice of redemption has been made as described in the immediately preceding paragraph (A) or paragraph (B), as applicable, and the Company shall then have paid or caused to be paid in full to EquiServe, Inc. the redemption price (determined pursuant to the Articles Supplementary) of the Preferred Shares deposited with EquiServe, Inc. to be redeemed, plus any accrued and unpaid dividends thereon ending on or prior to the redemption date, the Depositary shall redeem the number of Depositary Shares representing such Preferred Shares so called for redemption by the Company and from and after the redemption date (unless the Company shall have failed to pay for the Preferred Shares to be redeemed by it as set forth in the Company’s notice provided for in the preceding paragraph (A) or paragraph (B)), all dividends in respect of the Preferred Shares called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of

Receipts evidencing such Depositary Shares (except the right to receive the redemption price, plus any accrued and unpaid dividends thereon ending on or prior to the redemption date) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed at a redemption price of $25.00 per Depositary Share, plus all accrued and unpaid dividends, if any, thereon ending on or prior to the redemption date. The foregoing shall be further subject to the terms and conditions of the Articles Supplementary. In the event of any conflict between the provisions of this Deposit Agreement and the provisions of the Articles Supplementary, the provisions of the Articles Supplementary will govern and the Company will instruct the Depositary accordingly.

     If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, EquiServe, Inc. will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing such holder’s Depositary Shares evidenced by such prior Receipt that are not called for redemption.

     The Company acknowledges that the bank accounts maintained by EquiServe, Inc. in connection with the performance of the services described herein will be in the name of EquiServe, Inc. and that EquiServe, Inc. may receive investment earnings in connection with the investment at the risk and for the benefit of EquiServe, Inc. of funds held in those accounts from time to time.

     SECTION 2.04. Registration of Transfers of Receipts. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Receipts and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and including a guarantee of the signature thereon by a participant in a signature guarantee medallion program approved by the Securities Transfer Association (a “Signature Guarantee”), together with evidence of the payment of any transfer taxes as may be required by applicable law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     SECTION 2.05. Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     SECTION 2.06. Surrender of Receipts and Withdrawal of Preferred Shares. Any holder of a Receipt or Receipts may withdraw any or all of the deposited Preferred Shares represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals.

After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole or fractional Preferred Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole or fractional Preferred Shares will not thereafter be entitled to deposit such Preferred Shares hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional deposited Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional Preferred Shares and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by a properly executed instrument of transfer or endorsement.

     If the deposited Preferred Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Shares, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such Preferred Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank with a Signature Guarantee.

     The Depositary shall deliver the deposited Preferred Shares and EquiServe, Inc. shall deliver the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

     SECTION 2.07. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preferred Shares being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature), including a Signature Guarantee; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange upon which the deposited Preferred Shares, the Depositary Shares or the Receipts may be included for quotation or listed.

     The deposit of Preferred Shares may be refused, the delivery of Receipts against Preferred Shares may be suspended, the transfer of Receipts may be refused, and the transfer, split-up,

combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of shareholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of applicable law or of any government or governmental body or commission, or under any provision of this Deposit Agreement; provided, however, that the Depositary and the Depositary’s Agents shall first notify the Company prior to making such determination.

     SECTION 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the holder thereof provides the Depositary with (i) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (ii) reasonable indemnification and the provision of an open penalty surety bond, in each case satisfactory to the Depositary and the Company and holding the Depositary and the Company harmless.

     SECTION 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

     SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Preferred Shares for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Shares represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     SECTION 3.02. Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.09, or provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Shares or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Preferred Shares or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

     SECTION 3.03. Representations and Warranties as to Preferred Shares. In the case of the initial deposit of the Preferred Shares hereunder, the Company and, in the case of any subsequent deposits thereof permitted hereunder, each person so depositing Preferred Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Preferred Shares and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. The Company hereby further represents and warrants that such Preferred Shares, when issued, will be validly issued, fully paid and non-assessable. The Company further represents and warrants that a registration statement under the Securities Act of 1933, as amended (the “1933 Act”) has been filed and is currently effective, or will be effective prior to the issuance of any Depositary Shares, and will remain so effective, and all appropriate state securities law filings have been made with respect to all the Depositary Shares being issued pursuant hereto except for any Depositary Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act and state securities laws. Such representations and warranties shall survive the deposit of the Preferred Shares and the issuance of Receipts.

     SECTION 3.04. Representation and Warranty as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/100 fractional interest in one deposited Preferred Share. Such representation and warranty shall survive the deposit of the Preferred Shares and the issuance of Receipts evidencing the Depositary Shares.

ARTICLE IV

THE PREFERRED SHARES; NOTICES

     SECTION 4.01. Dividends and Other Cash Distributions. Whenever EquiServe, Inc. shall receive any cash dividend or other cash distributions on the deposited Preferred Shares, EquiServe, Inc. shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 (if applicable) such amounts of such sum as are in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that, in case the Company or EquiServe, Inc. shall be required by law to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Shares an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares or Receipts, as applicable, shall be reduced accordingly. EquiServe, Inc. shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by EquiServe, Inc. (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by EquiServe, Inc. for distribution to record holders of Receipts then outstanding.

     SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any dividend or other distribution other than cash on the deposited Preferred Shares, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in order to be freely transferable, and that such securities are in compliance with applicable state securities laws.

     SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Shares are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, the offering of such rights, preferences or privileges shall in each such instance be communicated to the Depositary and thereafter made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (ii) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.01 and Section 3.02, be distributed by EquiServe, Inc. to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered in order to be freely transferable, and that such securities are in compliance with applicable state securities laws.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act, and such securities are in compliance with applicable state securities laws, and the Company shall have provided to the Depositary an opinion of counsel to such effect.

     If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees to use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     SECTION 4.04. Notice of Distributions; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distributions shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Shares, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Preferred Shares are entitled to vote or of which holders of such Preferred Shares are entitled to notice or (ii) any election on the part of the Company to redeem any such Preferred Shares, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date, if any, fixed by the Company with respect to the Preferred Shares) for the determination of the holders of Receipts (a) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (b) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (c) whose Depositary Shares are to be so redeemed.

     SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Preferred Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall vote or cause to be voted the amount of Preferred Shares represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a deposited Preferred Share, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each Preferred Share is entitled to one vote and, accordingly, each Depositary Share is entitled to 1/100th vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares or cause such Preferred Shares to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Shares represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Preferred Shares represented by the Depositary Shares evidenced by such Receipt.

     SECTION 4.06. Changes Affecting Preferred Shares and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of Preferred Shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company’s assets, the Depositary shall, upon the instructions of the Company, (i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one Preferred Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a Preferred Share, in each case as may be required by or as is consistent with the provisions of the Articles Supplementary to fully reflect the effects of such change in liquidation preference, split-up, combination or other reclassification of shares, or of such recapitalization, reorganization, merger, amalgamation, consolidation or sale of all or substantially all of the Company’s assets and (ii) treat any shares or other securities or property (including cash) that shall be received by the Depositary in exchange for or in respect of the Preferred Shares as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or in respect of such Preferred Shares. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Shares or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company’s assets to surrender such Receipts to the Depositary with instructions to exchange or surrender the Preferred Shares represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash for which such Preferred Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction, subject to any subsequent change in par or stated value, split-up, combination or other reclassification or any subsequent recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets. The Company shall cause effective provision to be made in the charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited Preferred Shares for securities or property or cash of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

     SECTION 4.07. Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Shares and made generally available to the holders of the Preferred Shares. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.05.

     SECTION 4.08. Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

     SECTION 4.09. Tax and Regulatory Compliance. EquiServe, Inc. shall be responsible for (i) preparing and mailing of Forms 1099 for all open and closed accounts, (ii) all applicable withholding related to payments made with respect to the Receipts, including, without limitation, withholding required pursuant to Sections 1441, 1442, 1445 and 3406 of the Internal Revenue Code of 1986, as amended, (iii) mailing Forms W-9 to new holders of Receipts without a certified taxpayer identification number, (iv) processing certified Forms W-9, (v) preparing and filing of state information returns and (vi) providing escheatment services.

     SECTION 4.10. Withholding. Notwithstanding any other provision of this Deposit Agreement to the contrary, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by applicable law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.

ARTICLE V

THE DEPOSITARY AND THE COMPANY

     SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar. The Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Shares and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Shares, all in accordance with the provisions of this Deposit Agreement.

     The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder. The Depositary may maintain such books in customary electronic form.

     If the Receipts or the Depositary Shares evidenced thereby or the Preferred Shares represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc. or any other stock exchange, or quoted on any interdealer quotation system, the Depositary may, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such stock exchange or quotation system. Such Registrar (which may be the Depositary if so permitted by the requirements of such stock exchange or quotation system) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Preferred Shares are listed on one or more other stock exchanges or quotation systems, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Shares as may be required by applicable law or applicable stock exchange or quotation system regulations.

     SECTION 5.02. Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company. None of the Depositary, any Depositary’s Agent, any Registrar or the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Declaration of Trust or the Articles Supplementary or, in the case of the Company, the Depositary, the Depositary’s Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Registrar or the Company shall be prevented or forbidden from or delayed in doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

     SECTION 5.03. Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company. Each of the Depositary, any Depositary’s Agent and any Registrar shall at all times act in good faith and shall use its best efforts within reasonable time limits to insure the accuracy of all services performed pursuant to this Deposit Agreement. None of the Depositary, any Depositary’s Agent, any Registrar or the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, negligence, gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement.

     None of the Depositary, any Depositary’s Agent, any Registrar or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Shares, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.

     None of the Depositary, any Depositary’s Agent, any Registrar or the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Preferred Shares for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary’s Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken.

     The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Shares or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.

     The Depositary, its parent, affiliate, or subsidiaries, any Depositary’s Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary’s Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

     It is intended that neither the Depositary nor any Depositary’s Agent shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

     Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preferred Shares, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement and for the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

     The Company represents that it has registered the deposited Preferred Shares and the Depositary Shares for sale in accordance with applicable securities laws.

     SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Shares and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

     Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

     SECTION 5.05. Notices, Reports and Documents. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary’s books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange or interdealer quotation system upon which the Preferred Shares, the Depositary Shares or the Receipts are listed or quoted or by the Declaration of Trust and the Articles Supplementary to be furnished by the Company to holders of the deposited Preferred Shares and, if requested by the holder of any Receipt, a copy of this Deposit Agreement, the form of Receipt, the Articles Supplementary and the form of Preferred Shares. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.

     SECTION 5.06. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary’s Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys’ fees) that may arise out of, or in connection with, its acting as Depositary, Depositary’s Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of the willful misconduct, gross negligence, negligence or bad faith on the part of any such person or persons. The obligations of the Company met forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary’s Agent or termination of this Deposit Agreement.

     SECTION 5.07. Indemnification by the Depositary. The Depositary agrees to indemnify the Company against, and hold the Company harmless from, any liability, costs and expenses (including reasonable attorneys’ fees) that may arise out of, or in connection with, the refusal or failure of any of the Depositary, any Depositary’s Agent or the Registrar to comply with the terms of this Deposit Agreement, or which arise out of the willful misconduct, gross negligence, negligence or bad faith on the part of any such person or persons; provided, however, that the Depositary’s aggregate liability hereunder with respect to, arising from, or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Depositary as fees and charges under this Agreement or otherwise, but not including reimbursable expenses, during the six (6) calendar months immediately preceding the event for which recovery from the Depositary is being sought. The obligations of the Depositary set forth in this Section 5.07 shall survive any succession of the Company or termination of this Deposit Agreement.

     SECTION 5.08. Damages. The Depositary shall not be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits (collectively, “Special Damages”), occasioned by breach of any provision of this Agreement by the Depositary even if apprised of the possibility of such damages. The Company shall not be liable to the Depositary for Special Damages occasioned by breach of any provision of this Agreement by the Company even if apprised of the possibility of such damages.

     SECTION 5.09. Fees, Charges and Expenses. No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any person, except as provided in this Section 5.09. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Preferred Shares and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Shares at the option of the Company and all withdrawals of the Preferred Shares by holders of Receipts, in each case, in the amount and manner set forth in that certain Transfer Agency and Service Agreement, dated as of July 1, 2001, by and between the Company, Fleet National Bank and the Depositary (as the same may be amended, modified, supplemented or replaced from time to time by the parties, the “Transfer Agency and Service Agreement”). If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the performance thereof. Upon approval of such cost by such holder, such holder will thereafter be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid by the Company pursuant to the terms of the Transfer Agency and Service Agreement (or, if such agreement is no longer in effect, pursuant to such terms as the Company and the Depositary shall agree to in good faith, which terms shall be at least as favorable to the Depositary as those contained in such agreement as last in effect). The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the Depositary may agree.

ARTICLE VI

AMENDMENT AND TERMINATION

     SECTION 6.01. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent that are payable by the Company) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Shares pursuant to the Articles Supplementary shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least two-thirds of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.06 and Section 2.07 and Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the deposited Preferred Shares and all money and other property if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

     SECTION 6.02. Termination. This Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Depositary if (i) such termination is necessary to preserve the Company’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provisions), or (ii) the holders of Receipts evidencing at least two-thirds of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional deposited Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipt, together with any other property held by the Depositary in respect of such Receipt. In the event that this Deposit Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, the Company hereby agrees to use its reasonable best efforts to list or quote the Preferred Shares issued upon surrender of the Receipt evidencing the Depositary Shares represented thereby on a national securities exchange or interdealer quotation system. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or (ii) there shall have been made a final distribution in respect of the deposited Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

     Upon the termination of this Deposit Agreement, (i) the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Section 5.06 and Section 5.09 and (ii) the Depositary shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Company under Section 5.07.

ARTICLE VII

MISCELLANEOUS

     SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary’s Agents, if any, by any holder of a Receipt.

     SECTION 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

COLONIAL PROPERTIES TRUST
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama 35202
Attention: Thomas H. Lowder
Telephone No.: (205) 250-8700

or at any other address of which the Company shall have notified the Depositary in writing.

     Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office to the attention of the General Counsel.

     Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

     SECTION 7.05. Depositary’s Agents. The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Company of any such action.

     SECTION 7.06. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

     SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

     SECTION 7.08. Inspection of Deposit Agreement and Articles Supplementary. Copies of this Deposit Agreement and the Articles Supplementary shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary’s Agents, if any, by any holder of any Receipt.

     SECTION 7.09. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

[Signatures appear on the following page.]

     IN WITNESS WHEREOF, Colonial Properties Trust, EquiServe Trust Company, N.A., and EquiServe, Inc. have caused this Deposit Agreement to be duly executed and delivered on their behalf as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

COLONIAL PROPERTIES TRUST

By:

Name:
Title:

EQUISERVE TRUST COMPANY, N.A.

By:

Name:

Title:

EQUISERVE, INC.

By:

Name:

Title:

EXHIBIT A

Form of Receipt

[COLONIAL GRAPHIC]

Temporary Receipt Exchangeable for Definitive Engraved Receipt When Ready for Delivery

IMPORTANT NOTICE - RESTRICTIONS ON TRANSFER AND OWNERSHIP

          The Preferred Shares represented by the Depositary Shares that are evidenced by this Depositary Receipt are subject to restrictions on transfer and ownership. See the reverse hereof for important information regarding these restrictions.

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH REPRESENTING 1/100 OF A SHARE OF 7.62% SERIES E
CUMULATIVE REDEEMABLE PREFERRED SHARES
OF
COLONIAL PROPERTIES TRUST
(an Alabama real estate investment trust)

DEPOSITARY SHARES

THIS DEPOSITARY RECEIPT IS TRANSFERABLE
IN CANTON, MA, JERSEY CITY, NJ OR NEW YORK, NY

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP
EQUISERVE TRUST COMPANY, N.A., and EQUISERVE, INC. as Depositary (individually and collectively, the “Depositary”), hereby certify that                                                              is the registered owner of                                          Depositary Shares (“Depositary Shares”), each Depositary Share representing a fractional interest equal to 1/100 of a share of 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Preferred Shares”), of Colonial Properties Trust, an Alabama real estate investment trust (the “Trust”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of                                         , 2005 (the “Deposit Agreement”), among the Trust, the Depositary and all holders from time to time of Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual and/or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized representative of such Registrar.

     The Trust is authorized to issue Common Shares and one or more series or classes of Preferred Shares. The Trust will furnish without charge to each receiptholder, who so requests in writing, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares and upon the holders thereof, a copy of the Trust’s

Declaration of Trust and Bylaws and a copy of the Deposit Agreement. Any such request shall be made to the Trust at the principal office of the Trust at 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202, Attention: Secretary.

     This Depositary Receipt is continued on the reverse hereof and the additional provisions therein set forth (including, without limitation, those relating to redemption) for all purposes have the same effect as if set forth at this place.

Dated:

Countersigned EquiServe Trust Company, N.A. Depositary, Transfer Agent and Registrar

By:

AUTHORIZED OFFICER

COLONIAL PROPERTIES TRUST

          IMPORTANT NOTICE REGARDING RESTRICTIONS ON TRANSFER AND OWNERSHIP. The Preferred Shares represented by the Depositary Shares that are evidenced by this Depositary Receipt are subject to restrictions on transfer and ownership for the purpose of assisting the Trust in maintaining its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Accordingly, the Depositary Shares are subject to these restrictions on transfer based on the amount of Preferred Shares represented by such Depositary Shares. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust: (a) no Person may Acquire or Beneficially Own Shares of the Trust in excess of 9.8 percent in number or value, whichever is more restrictive, of the aggregate outstanding Shares of the Trust; (b) no Person (other than an Excluded Holder) may Acquire or Beneficially Own Common Shares in excess of 5.0 percent in number or value, whichever is more restrictive, of the outstanding Common Shares of the Trust; and (c) no Person may Acquire or Beneficially Own Shares of any class or series of Preferred Shares of the Trust in excess of 9.8 percent in number or value, whichever is more restrictive, of the aggregate of the outstanding Preferred Shares of such class or series. Separate restrictions set forth in Section 6.7 of the Declaration of Trust apply to restrict the permissible Constructive Ownership of Shares. Any Person who Beneficially Owns or attempts to Beneficially Own Shares in excess of the above limitations must immediately notify the Trust, any Shares so held may be subject to mandatory redemption or sale in certain events, certain purported acquisitions of Shares in excess of such limitations shall be void ab initio, and any Shares purported to be Acquired or Beneficially Owned in excess of such limitation will be automatically converted into and exchanged for Excess Shares. Excess Shares have limited economic rights, no dividend rights and no voting rights. A Person who attempts to Beneficially Own Shares in violation of the ownership limitations set forth in subparagraph (b) of Section 6.7 of the Declaration of Trust of the Trust shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

          1. THE DEPOSIT AGREEMENT. Depositary Receipts, of which this Depositary Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of ___, 2005 (the “Deposit Agreement”), among the Trust, the Depositary and all holders from time to time of Depositary Receipts. The Deposit Agreement (copies of which are on file at the principal office maintained by the Depositary which at the time of the execution of the Deposit Agreement is located at 150 Royall Street, Mail Stop: 45-02-62, Canton, MA 02021, Attn: Client Administration (the “Depositary’s Office”) and at the office of any agent of the Depositary) sets forth the rights of holders of Depositary Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Depositary Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Depositary Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

          2. DEFINITIONS. Unless otherwise expressly herein provided, all defined terms used in this summary of the Deposit Agreement shall have the meanings ascribed thereto in the Deposit Agreement.

          3. REDEMPTION OF PREFERRED SHARES. Whenever the Trust shall elect, or be required, to redeem Preferred Shares, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 days’ (or in the case of a mandatory redemption, not less than 15 days after the occurrence of a Change of Control) prior written notice to the date of such proposed redemption, the applicable redemption price, plus the amount, if any, of accrued and unpaid dividends thereon ending on the date fixed for redemption, and, in the case of an optional redemption, the number of such Preferred Shares held by the Depositary to be so redeemed. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Shares to be redeemed, in the case of an optional redemption not less than 30 nor more than 60 days prior to the date fixed for redemption of such Preferred Shares and Depositary Shares, and in the case of a mandatory redemption within 15 days after the occurrence of a Change in Control (as defined in the Articles Supplementary), to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. On the date of such redemption, the Depositary shall redeem the number of Depositary Shares representing such redeemed Preferred Shares; provided, that the Trust shall then have paid or caused to be paid in full to the Depositary the redemption price of the Preferred Shares to be redeemed, plus any accrued and unpaid dividends payable with respect thereto to the date of any such redemption. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be determined pro rata or by lot or in such other equitable manner as prescribed by the by the Trust’s Board of Trustees that will not result in a violation of the Aggregate Ownership Limit. Notice having been mailed as aforesaid, from and after the redemption date (unless the Trust shall have failed to provide the funds necessary to redeem the Preferred Shares represented by the Depositary Shares called for redemption), all dividends on the Preferred Shares so called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the redemption price, plus any accrued and unpaid dividends) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Depositary Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed at a redemption price per Depositary Share equal to the same fraction of the redemption price per share paid with respect to the Preferred Shares as the fraction each Depositary Share represents of a Preferred Share, plus the same fraction of all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Trust in respect of dividends which on the redemption date have accumulated on the Preferred Shares to be so redeemed and have not theretofore been paid. The foregoing shall be further subject to the terms and conditions of the Articles Supplementary. If fewer than all of the Depositary Shares evidenced by this Depositary Receipt are called for redemption, the Depositary will deliver to the holder of this Depositary Receipt upon its surrender to the Depositary, together with the redemption payment, a new Depositary Receipt evidencing the Depositary Shares evidenced by such prior Depositary Receipt that are not called for redemption.

          4. SURRENDER OF DEPOSITARY RECEIPTS AND WITHDRAWAL OF PREFERRED SHARES. The holder hereof may withdraw any or all of the deposited Preferred Shares represented by the Depositary Shares evidenced hereby and all money and other property, if any, represented by such Depositary Shares by surrendering this Depositary Receipt at the Corporate Office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to the holder hereof, or to the person or persons designated by the holder hereof in accordance with the Deposit Agreement, the number of whole or fractional shares of such Preferred Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by this Depositary Receipt surrendered for withdrawal, but the holder of such whole or fractional Preferred Shares shall not thereafter be entitled to deposit such Preferred Shares under the Deposit Agreement or to receive Depositary Shares therefor. However, if this Depositary Receipt evidences a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional deposited Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional Preferred Shares and such money and other property, if any, to be withdrawn, deliver to such holder a new Depositary Receipt or Depositary Receipts evidencing such excess number of Depositary Shares.

          5. TRANSFERS, SPLIT-UPS, COMBINATIONS. Subject to the Deposit Agreement, this Depositary Receipt is transferable on the books of the Depositary upon surrender of this Depositary Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall sign and deliver a Depositary Receipt or Depositary Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Depositary Receipt may be split into other Depositary Receipts or combined with other Depositary Receipts into one Depositary Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered; provided, however, that the Depositary shall not issue any Depositary Receipt evidencing a fractional Depositary Share.

          6. CONDITIONS TO SIGNING AND DELIVERY, TRANSFER, ETC., OF DEPOSITARY RECEIPTS. Prior to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of this Depositary Receipt, the Depositary, any of the Depositary’s Agents or the Trust may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Trust shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto; (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Trust may establish consistent with the Deposit Agreement.

          7. SUSPENSION OF DELIVERY, TRANSFER, ETC. The deposit of Preferred Shares may be refused, the delivery of this Depositary Receipt against Preferred Shares may be suspended, the registration of transfer of Depositary Receipts may be refused and the registration of transfer, split-up, combination, surrender, exchange or redemption of this Depositary Receipt may be suspended (i) during any period when the register of shareholders of the Trust is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Trust at any time or from time to time because of any requirement of applicable law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

          8. AMENDMENT. The form of the Depositary Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Trust and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any changes in the fees of any Depositary or Registrar or Transfer Agent payable by the Company) which (i) shall materially adversely alter the rights of holders of Depositary Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Shares pursuant to the Articles Supplementary shall be effective unless such amendment shall have been approved by the holders of Depositary Receipts evidencing at least two-thirds of the Depositary Shares then outstanding. The holder of this Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder of the Depositary Shares to surrender this Depositary Receipt evidencing the Depositary Shares with instructions to the Depositary to deliver to the holder the Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

          9. CHARGES AND EXPENSES. The Trust shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement, except such charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

          10. TITLE TO DEPOSITARY RECEIPTS. Title to this Depositary Receipt, when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

          11. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distributions on the Preferred Shares, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Depositary Receipts such amounts of such sums as are in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, however, that in case the Trust or the Depositary shall be required by law to withhold and does withhold from any cash distribution in respect of the Preferred Shares an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

          12. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Trust shall at any time offer or cause to be offered to the persons in whose name Preferred Shares are registered on the books of the Trust any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Depositary Receipts in such manner as the Trust shall instruct.

          13. NOTICE OF DISTRIBUTIONS, FIXING OF RECORD DATE. Whenever (i) any dividend or other distributions shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Preferred Shares, (ii) the Depositary shall receive notice of any meeting at which holders of Preferred Shares are entitled to vote or of which holders of Preferred Shares are entitled to notice or (iii) the Depositary shall receive notice of any election on the part of the Trust to redeem any Preferred Shares, the Depositary shall in each such instance fix a record date (which shall be the same date, if any, as the record date fixed by the Trust with respect to the Preferred Shares) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (z) whose Depositary Shares are to be so redeemed.

          14. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Preferred Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the Preferred Shares represented by their respective Depositary Shares, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of this Depositary Receipt on such record date the Depositary shall vote or cause to be voted the Preferred Shares represented by the Depositary Shares evidenced by this Depositary Receipt in accordance with the instructions set forth in such request. The Trust hereby agrees to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares or cause such Preferred Shares to be voted. In the absence of specific instructions from the holder of this Depositary Receipt, the Depositary will abstain from voting to the extent of the Preferred Shares represented by the Depositary Preferred Shares evidenced by this Depositary Receipt.

          15. REPORTS, INSPECTION OF TRANSFER BOOKS. The Depositary shall transmit to the record holders of Depositary Receipts copies of all reports and communications received from the Trust that are received by the Depositary as the holder of Preferred Shares. The Depositary shall keep books at the Corporate Office for the registration and transfer of Depositary Receipts, which books at all reasonable times will be open for inspection by the record holders of Depositary Receipts as provided by applicable law.

          16. LIABILITY OF THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE TRUST. None of the Depositary, any Depositary’s Agent, the Registrar or the Trust shall incur any liability to any holder of this Depositary Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any governmental authority or, in the case of the Depositary, any Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Declaration of Trust or the Articles Supplementary or, in the case of the Trust, the Depositary, any Depositary’s Agent or the Registrar, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Registrar or the Trust shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Registrar or the Trust incur any liability to any holder of this Depositary Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

          17. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE TRUST. None of the Depositary, any Depositary’s Agent, the Registrar or the Trust assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Depositary Receipt to the holder hereof or other persons, other than for its negligence, gross negligence, willful misconduct or bad faith. None of the Depositary, any Depositary’s Agent, the Registrar or the Trust shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Preferred Shares, Depositary Shares or Depositary Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required. None of the Depositary, any Depositary’s Agent, the Registrar or the Trust will be liable for any action or failure to act by it in reliance upon the written advice of or information from legal counsel or accountants or information provided by any person presenting Preferred Shares for deposit, any holder of this Depositary Receipt or any other person believed by it in good faith to be competent to give such advice or information.

          18. TERMINATION OF DEPOSIT AGREEMENT. The Deposit Agreement may be terminated by the Trust upon not less than 30 days’ prior written notice to the Depositary if (i) such termination is necessary to preserve the Trust’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provisions) or (ii) the holders of Depositary Receipts evidencing at least two-thirds of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Depositary Receipt, upon surrender of the Depositary Receipt held by such holder, such number of whole or fractional deposited Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipt, together with any other property held by the Depositary in respect of such Depositary Receipt. Upon the termination of the Deposit Agreement, (i) the Trust shall be discharged to all obligations thereunder except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.06 and 5.09 of the Deposit Agreement and (ii) the Depositary shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Company under Section 5.07 of the Deposit Agreement.

          19. GOVERNING LAW. The Deposit Agreement and this Depositary Receipt and all rights thereunder and hereunder and provisions hereof and thereof shall be governed by,

and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common
TEN ENT = as tenants by the entireties
JT TEN = as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –                                         Custodian
                                                       (Cust)                                                   (Minor)

                                        under Uniform Gifts to Minors
                                        Act
                                                       (State)

UNIF TRF MIN ACT –                                        Custodian (until age                                        )
                                                       (Cust)
                                                                                under Uniform Transfers
                                                       (Minor)
                                        to Minors Act
                                                                                (State)

Additional abbreviations may also be used though not in the above list.

     For Value Received,                                          hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or other identifying number of assignee)

(Please print or typewrite name and address including postal zip code of assignee)

                                                             Depositary Shares represented by the within Depositary Receipt,

and do(es) hereby irrevocably constitute and appoint
Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated                                                                                  Signed

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS DEPOSITARY RECEIPT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-16.

 AMERICAN BANK NOTE COMPANY                     , 2005
 3504 ATLANTIC AVENUE
 SUITE 12
 LONG BEACH, CA 90807                                             054595bk
 (562) 989-2333
 (FAX) (562) 426-7450

A-10